As filed with the Securities and Exchange Commission on October 31, 1996
                                                Registration No. 333-______
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                              VSE CORPORATION
          (Exact name of registrant as specified in its charter)

           Delaware                                 54-069263
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                 Identification No.)

                          2550 Huntington Avenue
                        Alexandria, Virginia  22303
                              (703) 960-4600
     (Address of Principal Executive Offices, Including Zip Code)

                             VSE CORPORATION
                                EMPLOYEE
                               ESOP/401(k)
                                  PLAN
                        (Full Title of the Plan)

                               C. S. Weber
                             VSE Corporation
                         2550 Huntington Avenue
                       Alexandria, Virginia  22303
                 (Name and Address of Agent for Service)

                             (703) 329-4770
      (Telephone Number, Including Area Code, of Agent For Service)

                                Copy to:
                         Jeffrey E. Jordan, Esq.
                    Arent Fox Kintner Plotkin & Kahn
                      1050 Connecticut Avenue, N.W.
                       Washington, DC  20036-5339
                             _______________

                     CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
                                   Proposed       Proposed
                                   Maximum        Maximum
                                   Offering       Aggregate
                      Amount       Price Per      Offering       Amount of
Title of Securities   to be        Share (1) or   Price (1)      Registration
to be Registered      Registered   Interest (2)   (2)            Fee
-----------------------------------------------------------------------------
Common Stock,
   $.05 par value     100,000      $17.25         $1,725,000     $594.82

Interests in Employee
   ESOP/401(k) plan      -         $0.00          $0.00          $0.00
_____________________________________________________________________________

(1) Pursuant to Rule 457(h)(1), based on the average of the high and low prices reported in the NASDAQ National Market within five business days prior to the date of filing.

(2) The number of interests is undesignated, pursuant to Rule 457(h)(2), no separate fee is required with respect to interests in the Employee ESOP/401(k)
Plan constituting separate securities.

                                  PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information*

Item 2.   Registrant Information and Employee Plan Annual
          Information*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933
     (the "Securities Act") and the Note to Part I of Form S-8.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents previously filed by the Registrant or the Plan with the Securities and Exchange Commission (the
     "Commission") are incorporated by reference in this Registration
     Statement:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

     2. The Registrant's quarterly report on Form 10-Q for the period ended March 31, 1996.

     3. The Registrant's quarterly report on Form 10-Q for the period ended June 30, 1996.

     4.  The VSE Corporation Employee ESOP/401(k) Plan's
         Annual Report on Form 11-K for the fiscal year ended
         December 27, 1995.

     5. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1995.

     6.  Registrant's Form 8-A Registration Statement filed pursuant to
         Section 12 of the Exchange Act, containing a description of the Registrant's common stock ("Shares"), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel

     David M. Osnos, a director of the Registrant, is a partner in the law firm of Arent Fox Kintner Plotkin & Kahn.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

     Article Eleven of the Registrant's Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law, and Article VII, Section 7 of the Registrant's Bylaws provides that the Registrant shall indemnify its directors, officers, employees and agents to the extent permitted by Section 145 of the Delaware General Corporation Law.

     The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See Exhibit Index on page 8.

Item 9.   Undertakings

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termina-tion of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, State of Virginia, on the thirty-first day of October, 1996.


                                                VSE CORPORATION


                                                By:  /s/ C. S. Weber

                                                     C. S. Weber
                                                     Senior Vice President,
                                                     and Treasurer

                                                VSE CORPORATION EMPLOYEE
                                                ESOP/401(k) PLAN


                                                By:  /s/ M. A. Robin

                                                     M. A. Robin
                                                     Senior Vice President,
                                                     Director of Human
                                                     Resources, Trustee

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Donald M. Ervine and Craig S. Weber, and each of them his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amend-ments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures                          Title                   Date

/s/ D. M. Ervine             Chairman of the Board,     October 31, 1996
D. M. Ervine                 Chief Executive Officer
                             and Director


/s/ R. B. McFarland          President, Chief           October 31, 1996
R. B. McFarland              Operating Officer
                             and Director


/s/ C. S. Weber              Senior Vice President      October 31, 1996
C. S. Weber                  Chief Financial Officer
                             Secretary and Treasurer


/s/ Sarah Clements           Director                   October 31, 1996
Sarah Clements



/s/ R. J. Kelly              Director                   October 31, 1996
R. J. Kelly



/s/ C. S. Koonce             Director                   October 31, 1996
C. S. Koonce



/s/ J. M. Marchello          Director                   October 31, 1996
J. M. Marchello

                             Director
D. M. Osnos


                             Director
J. D. Ross


/s/ B. K. Wachtel            Director                   October 31, 1996
B. K. Wachtel

                               EXHIBIT INDEX


Exhibit                                                                Page


4. Instruments defining the rights of security holders

             (a) The VSE Corporation Employee ESOP/401(k) Plan adopted 1984, as amended. Incorporated by reference from Exhibit 4 to the registration statement on Form S-3, filed October 31, 1996.


5.   Opinion of Arent Fox Kintner Plotkin & Kahn
     re: validity of securities registered                               9

23.  Consents of experts and counsel

             (a)  Consent of Arthur Andersen LLP                        10

             (b)  Consent of Arent Fox Kintner
                  Plotkin & Kahn (counsel): included in exhibit 5

24.  Power of Attorney: included on signature page.